EXHIBIT 10.49

INDUSTRIAL

LEASE AGREEMENT

THIS INDUSTRIAL LEASE AGREEMENT (this “Lease”) is executed this 9th day of December, 2003, by and between TEXAS DUGAN LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and CELLSTAR LTD., a Texas limited partnership (“Tenant”).

WITNESSETH:

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

A.	Leased Premises (shown outlined on Exhibit A attached hereto): All of that certain building known as Freeport VI (the “Building”) located at 601 S. Royal, Coppell, Texas 75019, located in Freeport North (the “Park”);

B.	Rentable Area: approximately 228,210 square feet;

Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. Landlord’s determination of Rentable Area shall conclusively be deemed correct for all purposes hereunder.

C.	Tenant’s Proportionate Share: 100%;

D.	Minimum Annual Rent:

Years 1 - 4	$684,630.00 per annum

E.	Monthly Rental Installments:

Months 1 – 48	$57,052.50 per month

F.	Lease Term: Forty-eight (48) months;

G.	Commencement Date: Except as otherwise set forth in this Lease, thedate of Substantial Completion (as hereinafter defined) of the Tenant Improvements (as hereinafter defined) to the Leased Premises, which date is estimated to be seventy one (71) days after the date of execution of this Lease by Landlord and Tenant (the “Target Commencement Date”);

H.	Security Deposit: $80,000.00;

I.	Guarantor(s): CellStar Corporation, a Delaware corporation;

J.	Broker(s): Colliers-Baldwin-Texas, LLC representing Tenant (“Tenant’s Broker”) and Duke Realty Services Limited Partnership representing Landlord (“Landlord’s Broker”);

K.	Permitted Use: Warehousing, storage, distribution, repair, refurbishment, assembly, logistical services, wholesale and e-commerce sales of wireless communications equipment and accessories; and general office and administrative purposes reasonably related thereto;

L.	Address for notices:

Landlord:	Texas Dugan Limited Partnership
c/o Duke Realty Corporation
5495 Belt Line Road, Suite 360
Dallas, Texas 75254
Attn: Property Manager for Freeport

With copy to:	Texas Dugan Limited Partnership
c/o Duke Realty Corporation
3950 Shackleford Road, Suite 300
Duluth, Georgia 30096-8268
Attn: Legal Department (Market Attorney/Texas Market)

Tenant:	CellStar Ltd.
601 S. Royal
Coppell, Texas 75019

With copy to:	CellStar Corporation
1730 Briercroft Ct.
Carrollton, Texas 75006
Attn: General Counsel

Address for rental and other payments:

Texas Dugan Limited Partnership
75 Remittance Drive, Suite 1493
Chicago, Illinois 60675-1493

M.	Exhibits attached hereto:

Exhibit “A”:	Site Plan of Leased Premises
Exhibit “B”:	Scope of Work
Exhibit “B-1”:	Preliminary Construction Schedule
Exhibit “B-2”:	Landlord’s Rules of Conduct
Exhibit “C”:	Letter of Understanding
Exhibit “D”:	Additional Surrender Conditions
Exhibit “E”:	Parking Area
Exhibit “F”:	Form of Unconditional Guaranty of Lease

Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term. The term of this Lease (“Lease Term”) shall be for the period of time set forth in Section 1.01F hereof and shall commence on the Commencement Date set forth in Section 1.01G hereof.

Section 2.02. Construction of Tenant Improvements.

(a) Tenant Improvements. Tenant has personally inspected the Leased Premises and except as otherwise set forth in Section 7.02 hereof, accepts the same “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the tenant finish improvements set forth in the scope of work (the “Scope of Work”) attached hereto as Exhibit B and made a part hereof (the “Tenant Improvements”), which improvements shall be constructed at the shared expense of Landlord and Tenant as indicated on Exhibit B attached hereto and as follows: (i) Tenant shall contribute Seven Hundred Ninety Seven Thousand Two Hundred Seventy Nine and 11/100 Dollars (797,279.11) (“Tenant’s Contribution”) towards the cost of the Tenant Improvements described in the Scope of Work attached hereto as Exhibit B, which Tenant’s Contribution shall be paid to Landlord as follows: (A) one-half of the Tenant’s Contribution shall be paid by Tenant to Landlord within five (5) days following the mutual execution of this Lease by Landlord and Tenant, and (B) following Substantial Completion of the Tenant Improvements, Tenant shall pay to Landlord the balance of Tenant’s Contribution within ten (10) days of Landlord’s written request therefore and prior to Tenant’s occupancy of the Leased Premises; and (ii) all costs in excess of the Tenant’s Contribution associated with construction of the Tenant Improvements described in the Scope of Work attached hereto as Exhibit B shall be paid by Landlord. Tenant acknowledges and agrees that (i) the cost to construct and install the Tenant Improvements shall include a fee payable to the project’s construction manager or general contractor, (ii) that such construction manager or general contractor may be a subsidiary, affiliate or employees of Landlord, and (iii) said fee shall be included in the Tenant’s Contribution. Tenant’s failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the Tenant Improvements until such payment is received, and any resulting delay shall constitute a Tenant Delay (as hereinafter defined) hereunder. In addition, all delinquent payments shall accrue interest at 15% per annum.

(b) Plans and Specifications. Within ten (10) days after the date of execution of this Lease by Landlord and Tenant, Landlord shall prepare and submit to Tenant a set of plans and specifications and/or construction drawings (the “Plans and Specifications”) covering all work to be performed by Landlord in constructing the leasehold improvements to the Leased Premises, which shall be based on the

Scope of Work attached as Exhibit B hereto. Tenant shall have three (3) business days after receipt of the Plans and Specifications in which to review the Plans and Specifications and to give Landlord written notice of Tenant’s approval of the Plans and Specifications or its requested changes to the Plans and Specifications. Tenant shall have no right to request any leasehold improvements or any changes to the Plans and Specifications which would materially alter the Leased Premises, the exterior appearance or basic nature of the Building, or the Building systems. If Tenant fails to approve or request changes to the Plans and Specifications within three (3) business days after its receipt of the Plans and Specifications, then Tenant shall be deemed to have approved the Plans and Specifications and the same shall thereupon be final. If Tenant requests any changes to the Plans and Specifications, Landlord shall make those changes which are reasonably requested by Tenant and shall within three (3) business days of its receipt of such request submit the revised portion of the Plans and Specifications to Tenant. Tenant may not thereafter disapprove the revised portions of the Plans and Specifications unless Landlord has unreasonably failed to incorporate reasonable comments of Tenant and, subject to the foregoing, the Plans and Specifications, as modified by said revisions, shall be deemed to be final upon the submission of said revisions to Tenant. Tenant shall at all times in its review of the Plans and Specifications, and of any revisions thereto, act reasonably and in good faith. Without limiting the foregoing, Tenant agrees to confirm Tenant’s consent to the Plans and Specifications in writing within three (3) business days following Landlord’s written request therefor.

(c) Schedule. Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements, a preliminary copy of which is attached hereto as Exhibit B-1, and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Leased Premises prior to Substantial Completion of the Tenant Improvements. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Leased Premises for twenty (20) days prior to the anticipated date for Substantial Completion of the Tenant Improvements (as such date may be modified from time to time) in order to install fixtures (such as racking) and otherwise prepare the Leased Premises for occupancy (which right shall expressly exclude making any structural modifications). During any entry prior to the date of Substantial Completion of the Tenant Improvements (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (ii) Tenant shall not interfere with Landlord’s completion of the Tenant Improvements, (iii) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s rules of conduct, as attached hereto as Exhibit B-2 and incorporated herein by reference, and (iv) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

(d) Change Orders. Tenant shall have the right to request changes to the Scope of Work or the Plans and Specifications at any time by way of written change order (each, a “Change Order”, and collectively, “Change Orders”). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Tenant shall, within three (3) days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (i) execute and return the Change Order Memorandum of Agreement to Landlord, or (ii) retract its request for the Change Order. At Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within ten (10) days following Landlord’s request and prior to Tenant’s occupancy of the Leased Premises, any increase in the cost to construct and install the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement. Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

(e) Substantial Completion. For purposes of this Lease “Substantial Completion” (or any grammatical variation thereof) shall mean (A) completion of construction of the Tenant Improvements in accordance with applicable law and in substantial accordance with the Plans and Specifications, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Leased Premises prior to Tenant’s occupancy, the completion of which will not materially affect Tenant’s use and occupancy of the Leased Premises, and (B) Landlord’s receipt of all necessary governmental approvals and inspections which are Landlord’s responsibility to obtain and which are necessary in order for Tenant to occupy the Leased Premises, subject to the following parenthetical (Tenant acknowledging, however, that even if Landlord has Substantially Completed the Tenant Improvements, Landlord may not be able to obtain an occupancy permit for the Leased Premises because of the need for completion of all or a portion of improvements being installed in the Leased Premises directly by Tenant). For purposes of this Lease, “Tenant Delay” shall mean any delay in the completion of the Tenant Improvements attributable to Tenant, including, without limitation, (A) Tenant’s failure to meet any time deadlines specified herein, (B) Change Orders, (C) Tenant’s requirements for special work or materials, finishes or installations other than Building standard and Landlord noting such to Tenant in writing, (D) the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, and (E) any other act or omission of Tenant.

(f) Commencement Date. Notwithstanding anything to the contrary contained in Section 2.01 above, if Substantial Completion of the Tenant Improvements is delayed beyond the Target Commencement Date as a result of Tenant Delay, then, for purposes of determining the Commencement Date, Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements on or before the Target Commencement Date. Promptly following the Commencement Date, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit C and made a part hereof, acknowledging (x) the Commencement Date of this Lease, and (y) except for any punchlist items related to the Tenant Improvements, that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any punchlist items related to the Tenant Improvements.

Section 2.03. Surrender of the Leased Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition, in good condition and repair, ordinary wear and tear and casualty loss and condemnation covered by Articles 9 and 10 excepted, and in accordance with the surrender conditions listed on the Exhibit D attached hereto. Tenant shall also remove its personal property, trade fixtures, wiring and cabling (including above ceiling) installed by Tenant, to the extent required by law or regulation or to the extent required by Landlord in its reasonable discretion, and any of Tenant’s alterations approved by Landlord and designated for such removal by Landlord at the time of Landlord’s approval or any other of Tenant’s alterations not approved by Landlord which Landlord may require in its reasonable discretion be removed. Tenant shall promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing prior to the installation of such items, ordinary wear and tear and casualty loss and condemnation covered by Articles 9 and 10 excepted. Unless otherwise agreed in writing by Landlord, at Landlord’s option, Tenant shall be required to remove any unique Tenant Improvements installed as a result of Tenant’s specific use of the Leased Premises. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant’s expense, Landlord may cause all of said property to be removed at Tenant’s expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. Unless otherwise agreed in writing by Landlord, all Tenant property which is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant’s cost without thereby incurring any liability to Tenant. Notwithstanding anything in this Lease to the contrary, Landlord agrees that Tenant shall not be required to remove any of the Tenant Improvements constructed by Landlord pursuant to Section 2.02 of this Lease unless otherwise noted on the Plans and Specifications. The provisions of this Section 2.03 shall survive the expiration or other termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at 150% of the Monthly Rental Installment then in effect at the expiration or earlier termination of this Lease, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days’ prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without demand, and without abatement, deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated. In addition to the Security Deposit payable by Tenant under the terms of Section 1.01H and Article 4 hereof, upon delivery of this Lease Agreement to Landlord, Tenant shall deposit with Landlord, an amount equal to Eighty Two Thousand Five Hundred Thirty Five and 95/100 Dollars ($82,535.95), which amount is to be applied toward the first month’s Monthly Rental Installment and Additional Rent.

Section 3.02. Additional Rent.

(a) Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Minimum Annual Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Minimum Annual Rent.

(b) In addition to the Minimum Annual Rent Tenant shall pay to Landlord for each calendar year during the Lease Term, as Additional Rent, Tenant’s Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes (as hereinafter defined), Insurance Premiums (as hereinafter defined), and Operating Expenses (as hereinafter defined) for the Building and common areas (collectively “Common Area Charges”).

(c) For purposes of this Lease, “Operating Expenses” shall mean all of Landlord’s expenses for operation, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair, including, but not limited to, management fees or administrative fees; utilities; insurance deductibles (except as otherwise set forth hereinbelow); stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners’ association; access patrols; and maintenance, repair and replacement (except as otherwise set forth hereinbelow) of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, storm conveyance systems, sewer lines, exterior walls, foundation, structural frame, roof and gutters. The cost of any Operating Expenses which are of a capital nature, unless such costs are incurred to decrease the Operating Expenses of the Building or the common areas, and if included, such cost shall be amortized over the useful life of such improvement (in accordance with generally accepted accounting principles or “GAAP”), and only the amortized portion shall be included in Operating Expenses. Notwithstanding anything to the contrary contained in this Lease, Operating Expenses do not include the following costs: (1) depreciation; (2) debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto: (3) Intentionally Omitted; (4) for costs and expenses incurred in connection with leasing space in the Building to Tenant, including, without limitation, marketing costs, leasing commissions and the costs of any inducements provided to Tenant, including but not limited to tenant finish allowances, costs incurred for materials and labor in connection with the installation of tenant improvements, rent allowances, lease takeover costs, payment of moving costs and other similar costs and expenses; (5) for legal expenses in connection with this Lease; (6) for overtime or other expenses of Landlord in curing defaults of Landlord or performing work expressly provided in this Lease to be borne at Landlord’s expense; (7) for federal income taxes, inheritance, estate, gift, franchise, corporation, net profits or similar taxes assessed against or imposed on or measured by the income of Landlord from the operation of the Building; (8) for fees for professional services including legal, architectural, engineering, accounting and appraisal that are not directly related to the management, operation, repair and maintenance of the Building; (9) incurred by Landlord to the extent that Landlord receives reimbursement for such costs from any source other than Tenant (including, but not limited to, insurance); (10) for real estate commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations with purchasers or potential purchasers of the Building; (11) for rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment or machinery ordinarily considered to be of a capital nature, if such machinery or equipment would constitute a capital expenditure if purchased by Landlord; (12) for advertising and promotional expenditures; (13) for penalties or fines incurred by Landlord due to a violation by Landlord of any legal requirements; (14) for salary, benefits and commissions of Landlord’s officers, management supervisors and leasing agents; (15) for expenses related to Landlord’s compliance with environmental and/or disabilities laws, except to the extent such compliance is required due to the acts of Tenant, Tenant’s agents, employees, contractors or invitees or such compliance is required because of amendments, changes or additions to any such laws, which amendment(s), changes or additions became effective after the date this Lease is signed and are required due to Tenant’s particular use or operations in the Leased Premises (16) necessitated by or resulting from the negligence of Landlord, its agents, officers, or employees or Landlord’s breach of its obligations under this Lease; (17) replacement costs for the foundation, exterior walls, structural frame, and roof of the Building, or (18) insurance deductibles for claims arising out of the negligence or willful misconduct of Landlord, its employees, agents or contractors.

(d) For purposes of this Lease, “Insurance Premiums” shall include insurance premiums for insurance coverage on the Building or common areas and shall include all fire and extended coverage insurance on the Building and all liability insurance coverage on the common areas of the Building, and the grounds, sidewalks, driveways and parking areas related thereto, together with such other insurance coverages, including, but not limited to, rent interruption insurance, as are from time to time obtained by Landlord.

(e) For purposes of this Lease, “Real Estate Taxes” shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes, or any penalties imposed as a result of the late payment of Real Estate Taxes by Landlord) imposed upon the Building or common areas (or against Landlord’s business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes which at Landlord’s option may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord’s counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed thirty-three percent (33%) of the good faith estimated tax savings). Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises. Landlord shall pay all Real Estate Taxes imposed upon the Building or common areas.

Section 3.03. Payment of Additional Rent. Landlord shall estimate in good faith the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Landlord’s estimate of the amount of Additional Rent for the calendar year 2004 is $1.34 per rentable square foot of the Leased Premises. Tenant acknowledges that said amount is only an estimate and agrees to reimburse Landlord for the actual amount of Additional Rent payable by Tenant under the Lease in accordance with this Section 3.03. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within one hundred twenty (120) days after the end of each calendar year, Landlord shall submit to Tenant a reasonably itemized statement of the actual amount of Additional Rent for such calendar year and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent.

Tenant, at its sole cost and expense, shall have the right (to be exercised by giving written notice to Landlord within thirty (30) days after receipt of Landlord’s statement) to audit and/or inspect Landlord’s books and records pertaining only to items affecting Operating Expenses for such previous calendar year. Such audit and/or inspection must be conducted during Landlord’s normal business hours (and only after Tenant gives Landlord fifteen (15) days prior written notice) and commenced and concluded by no later than ninety (90) days after Tenant’s receipt of Landlord’s statement; and provided further that such audit and/or inspection does not unreasonably interfere with the conduct of Landlord’s business. Tenant shall deliver to Landlord a copy of the results of such audit within five (5) days of its receipt by Tenant. If Landlord and Tenant agree that Landlord’s calculation of Tenant’s share of Operating Expenses for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such error and then, and only then, Tenant shall be entitled to a credit against future Minimum Annual Rent for said overpayment (or a refund of any overpayment if the Lease Term has expired) or Tenant shall pay to Landlord the amount of any underpayment, as the case may be. If the results of the audit indicate errors showing an overpayment of Operating Expenses by Tenant of more than five percent (5%) of the annual Operating Expenses, then Landlord shall pay for the cost and expense of Tenant’s independent professionals, if any, conducting such audit, not to exceed Three Thousand and No/100 Dollars ($3,000.00), or if the results of the audit indicate no errors or an error which equals or is less than five percent (5%), the audit shall be at the expense of Tenant. If Landlord spends more than eight (8) hours to accommodate Tenant’s right to audit hereunder, Tenant shall also pay to Landlord as Additional Rent Two Hundred Dollars ($200.00) per hour for each hour that Tenant’s audit takes of Landlord’s property manager’s or asset manager’s time, provided such audit discloses no error or an error which equals or is less than five percent (5%) of the annual Additional Rent amount. All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Leased Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals and any of its officers, agents or employees to be similarly bound. The obligations of Tenant in the preceding sentence shall survive the expiration or earlier termination of the Lease. Tenant may conduct such review by its own staff or consultants or may use a qualified independent certified public accountant designated by Tenant to aid Tenant in conducting the audit; provided that in no event shall Tenant use any contingent fee-based auditor or consultant.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder or at law, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue by more than five (5) days, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Wall Street Journal) of interest (the “Prime Rate”) plus six percent (6%) per annum.

Section 3.05. Nature of Rent. Landlord and Tenant agree that any base rent, percentage rent, if any, and all additional rent paid to Landlord under this Lease (collectively referred to in this Section 3.05 as “Rent”) shall qualify as “rents from real property” within the meaning of Section 512(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole discretion, determines that there is any risk that all or part of any Rent shall not qualify as “rents from real property” for the purposes of Section 512(b)(3) of the Code and the Regulations promulgated thereunder, Tenant agrees (i) to cooperate with Landlord to restructure this Lease so as to cause all Rent to qualify as “rents from real property”, and (ii) to permit an assignment of this Lease, provided, however, that any adjustments required pursuant to this paragraph shall be made so as to produce the equivalent Rent (in economic terms) payable prior to such adjustment.

ARTICLE 4 - SECURITY DEPOSIT

Tenant, upon execution of this Lease, shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant’s obligations contained in this Lease. In the event of a default by Tenant Landlord may apply all or any part of the Security Deposit to cure all or any part of such default; provided, however, that any such application by Landlord shall not be deemed to be an election of remedies by Landlord or viewed as liquidated damages. Tenant agrees to promptly, upon demand, deposit such additional sum with Landlord as may be required to maintain the full amount of the Security Deposit. All sums held by Landlord pursuant to this Article 4 shall be without interest. At the end of the Lease Term, provided that there is then no uncured default, Landlord shall return the Security Deposit to Tenant.

ARTICLE 5 - USE

Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by Tenant’s change in the use or occupation of, or any improvement by or alteration of Tenant to, the Leased Premises, (iii) comply with any protective covenants applicable to the Park which are in effect and as may hereafter be adopted and promulgated, and (iv) comply with and obey all reasonable directions of the Landlord, as well as any rules and regulations that may be reasonably adopted by Landlord from time to time. Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, if any, or injure or annoy them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building, if any, of its lease or of any rules and regulations. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged. On or before the Commencement Date, Tenant shall take possession of, and, thereafter, continuously occupy the Leased Premises during the term of this Lease, and operate thereon the normal business operations of Tenant.

Section 5.03. Landlord’s Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant unless otherwise provided herein, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; (except that Landlord shall not have the right to install leasing or “space available” signs on the Building or in the common areas unless Tenant has given notice of non-renewal, or Tenant has failed to timely exercise its right to renew this Lease, or if there is less than 270 days remaining in the term of this Lease), (b) Landlord shall have the right at any time, upon reasonable advance notice to Tenant, to control, change or otherwise alter the common areas as it shall deem necessary or proper, provided, however that in exercising Landlord’s rights hereunder, Landlord shall not materially or adversely interfere with the operation of Tenant’s business or Tenant’s access to or use of the Leased Premises, Building, common areas or parking areas of the Building, and (c) Landlord or Landlord’s agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon reasonable notice (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation if Tenant fails to make such repairs within a reasonable time after Landlord notifies Tenant in writing of the necessity of such repairs, provided, however, that any repairs made by Landlord shall be at Tenant’s expense, except as provided in Section 7.02 hereof and further provided that Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 - UTILITIES AND SERVICES

Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other Building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder.

ARTICLE 7 - MAINTENANCE AND REPAIRS

Section 7.01. Tenant’s Responsibility. During the Lease Term, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems, and shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof. The preventive maintenance contract shall meet or exceed Landlord’s standard maintenance criteria, and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis. In the event Tenant fails to maintain the Leased Premises as required herein or fails to commence repairs (reasonably requested by Landlord in writing) within thirty (30) days after such request, or fails diligently to proceed thereafter to complete such repairs, Landlord shall have the right in order to preserve the Leased Premises or portion thereof, and/or the appearance thereof, to make such repairs or have a contractor make such repairs and charge Tenant for the cost thereof as additional rent, together with interest at the rate of twelve percent (12%) per annum from the date of making such payments. Landlord shall provide Tenant with a key to the fire pump serving the Building and shall have direct access to such fire pump at all times for purposes of conducting tests, weekly or at other intervals, of the proper functioning of the fire protection systems at the Building. Such testing shall be conducted, at Tenant’s sole cost and expense and a copy of the results of any such tests shall be promptly provided to Landlord. Tenant shall indemnify, defend and hold harmless Landlord, its agents, employees and contractors from and against any and all claims, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees actually incurred) to the extent arising from or based upon any alleged act, omission or negligence of Tenant or Tenant’s agents, employees contractors or invitees or otherwise arising in connection with Tenant’s access or use of the fire pump serving the Building, except to the extent caused by the negligence or willful misconduct of Landlord or its agents or contractors. Notwithstanding the foregoing, nothing contained in this Section 8.05 shall override (or be deemed to override) the waivers contained in Section 8.03 above. This provision shall survive the expiration or earlier termination of this Lease.

Section 7.02. Landlord’s Responsibility. Landlord shall deliver possession of the Leased Premises, the Building and common areas to Tenant in good operating condition, with all structural portions, including the roof, exterior walls, structural frame and foundation, in good repair and all systems, including mechanical, heating, air conditioning and electrical systems, and all plumbing and equipment in good operating condition. During the Lease Term, Landlord shall maintain in good condition and repair, and replace as necessary, the roof, exterior walls (excluding windows, glass or plate glass doors or overhead doors), foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses (except if specifically excluded from Operating Expenses under the terms of Section 3.02(c) hereof); provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant’s expense.

Section 7.03. Alterations.

(a) Tenant shall not permit alterations in or to the Leased Premises unless and until the plans and the contractor have been approved by Landlord in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord’s option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building and that its contractors comply with the terms and conditions of Landlord’s building standards (which Landlord agrees to furnish to Tenant upon request therefor). Upon completion of the work, Tenant shall provide lien waivers from the subcontractors or a final affidavit of lien waiver from the general contractor, and such lien waiver shall be in a form acceptable to Landlord. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration done by or for Tenant and any related lien.

(b) Tenant, at its own cost and expense and without Landlord’s prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively “Trade Fixtures”) in the ordinary course of its business provided that any such alterations or installations to the Leased Premises (i) are non-structural in nature, do not affect the Building systems and do not alter the basic character of the Leased Premises, (ii) do not overload or damage the Leased Premises, (iii) may be removed without injury to the Leased Premises, and (iv) the construction, erection, and installation thereof complies with all legal requirements and with Landlord’s requirements set forth above. Upon termination of the Lease, Tenant shall remove its Trade Fixtures, shall promptly repair any damage caused by such removal and shall restore the Leased Premises to the condition existing prior to the installation of such items in accordance with the terms of Section 2.03 of this Lease.

(c) Landlord expressly consents to Tenant’s installation and use in, on, at or about the Leased Premises of the following personal property items of Tenant (“Personal Property”), subject to the terms and conditions set forth herein, in Section 7.03(a) above, and in Section 2.03 of this Lease: (a) security system hardware (cameras, card readers, metal detectors, etc.), some of which may be installed on the roof and/or exterior walls of the Building; (b) fire suppressant system for computer equipment, including tanks, to be installed in the interior of the Leased Premises; (c) roof antennas, subject to Section 16.24 hereof; (d) microwave and/or satellite transmission dishes, subject to Section 16.24 hereof; and (e) large dumpsters for use at or near the outside dock doors, subject to Section 16.23 hereof. Notwithstanding anything to the contrary contained in this Lease, Landlord acknowledges that such Personal Property shall not become the property of Landlord during the Lease Term or upon Tenant’s surrender of the Leased Premises, and Tenant may remove the Personal Property from the Building or the Leased Premises at any time at Tenant’s sole cost and expense. Upon the termination of the Lease, Tenant shall remove its Personal Property, shall promptly repair any damage caused by the installation or removal of the Personal Property and shall restore the Leased Premises and the Building to the condition existing prior to the installation of such items in accordance with the terms of Section 2.03 of this Lease, ordinary wear and tear excepted.

ARTICLE 8 – INDEMNIFICATION AND INSURANCE

Section 8.01. Release. All of Tenant’s trade fixtures, merchandise and personal property in or about the Leased Premises, the Building or the Common Area, which for all purposes of this Article 8 is deemed to include the trade fixtures, merchandise and personal property of others while located in or about the Leased Premises or common areas with Tenant’s consent (all of which property shall be referred to as Tenant’s Property) shall be and remain at Tenant’s sole risk. Subject to Section 8.06 below, Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from, (a) any and all liability for personal injury or loss, theft or damage to Tenant’s Property and to the person or property of others, occurring within the Leased Premises and occasioned in part or entirely by any act of God or by any acts, omissions or negligence of any persons, and (b) any and all liability for personal injury or loss, theft, or damage to Tenant’s Property, or to the person or property of others, occurring in or about the Building or common areas because of or in any way related to Tenant’s use of or operations in and about the Leased Premises, Building or common areas, except to the extent caused by the negligence or willful misconduct of Landlord. Notwithstanding the foregoing, nothing contained in this Section 8.01 shall override (or be deemed to override) the waivers contained in Section 8.06 below. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses to the extent (a) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises, the Building or the common areas, (b) arising out of or relating to any of Tenant’s property located outside of the Leased Premises, or (c) otherwise arising in connection with the Leased Premises, in all such cases except to the extent caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Tenant’s obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, reasonable fees and expenses incurred in connection therewith. Notwithstanding the foregoing, nothing contained herein shall override (or be deemed to override) the waivers contained in Section 8.06 below. This Section 8.02 shall survive the expiration or any earlier termination of the Lease.

Section 8.03. Indemnification by Landlord. Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses, to the extent arising out of or relating to any alleged act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Landlord’s obligation to indemnify Tenant hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury or to pay any judgments, settlements, costs, reasonable fees and expenses incurred in connection therewith. Notwithstanding the foregoing, nothing contained herein shall override (or be deemed to override) the waivers contained in Section 8.06 below. This Section 8.03 shall survive the expiration or any earlier termination of the Lease.

Section 8.04. Tenant’s Insurance. During the Lease Term, Tenant shall maintain the following types of insurance, in the amounts specified below:

(a) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude, contractual liability, broad form property damage, personal injury, and fire damage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $3,000,000 per occurrence, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies; provided, however, aggregate amounts may not be used to satisfy such limit. In addition, Tenant’s insurance under this Section 8.04(a) shall protect Tenant and Landlord as their interests may appear naming Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under Tenant’s commercial general liability policies relating to the Leased Premises, and to Tenant’s use of and operations in and about the Building, or the common areas.

(b) Property Insurance. Special Form or “All Risk” Property Insurance (which insurance shall not exclude flood and earthquake) in the amount of the full replacement cost of Tenant’s trade fixtures, merchandise, inventory, personal property, and Tenant’s improvements (other than those improvements, if any, made pursuant to Section 2.02 above) and betterments, which insurance shall include an agreed amount endorsement waiving coinsurance. In addition, Tenant’s insurance under this Section 8.04(b) shall protect Tenant and Landlord as their interests may appear naming Landlord and any mortgagee requested by Landlord, as additional insureds under Tenant’s special form or “all risk” property insurance policies.

(c) Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law.

(d) Business Interruption Insurance. If Tenant elects not to carry business interruption insurance, tenant acknowledges that Landlord is released from any and all liability arising during the Lease Term which would have been covered by business interruption insurance had Tenant carried such insurance.

All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the State in which the Leased Premises is located and having an AM Best’s rating of A-VIII or better, and (ii) provide that said insurance shall not be materially changed or canceled on less than thirty (30) days’ prior written notice to Landlord. Tenant shall furnish Landlord with certificates of insurance evidencing all required coverages on or before the Commencement Date, and thereafter, within thirty (30) days prior to the expiration of each such policy. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance, Landlord may obtain such insurance on Tenant’s behalf and Tenant shall promptly reimburse Landlord thereof as Additional Rent.

Section 8.05. Landlord’s Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below:

(a) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude contractual liability, broad form property damage, personal injury, and fire damage) covering the common areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a combined single limit of not less than $3,000,000 per occurrence, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies; provided, however, aggregate amounts may not be used to satisfy such limit.

(b) Property Insurance. Special Form or “All Risk” Property Insurance (which insurance shall not exclude flood and earthquake) in the amount of the full replacement cost of the Building and common areas including, without limitation, any improvements, if any, made pursuant to Section 2.02 above, but excluding Tenant’s trade fixtures and personal property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

(c) Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law.

(d) Rent Loss. Loss of rental income insurance covering rental income under this Lease of two (2) years.

Landlord shall furnish Tenant with certificates of insurance evidencing all required coverages on or before the Commencement Date, and thereafter, within thirty (30) days prior to the expiration of each such policy.

Section 8.06. Waiver of Subrogation.

(a) Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building arising from any risk which is required to be insured against by Sections 8.04(b) and 8.05(b). In addition, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss, injury, or damage to an employee of the other arising out of such employee’s employment relationship. The Special Form or “All-Risk” Property insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

(b) Notwithstanding the foregoing, with respect to claims arising from the negligence of Landlord or its employees, agents or contractors, Landlord agrees to reimburse Tenant for the amount of the deductible paid by Tenant in connection with such claim; provided however, that such reimbursement costs shall not exceed $250,000.00 per occurrence and shall be payable only upon the adjudication of negligence by a court of competent jurisdiction.

(c) Notwithstanding the foregoing, with respect to claims arising from the negligence of Tenant or its employees, agents or contractors, Tenant agrees to reimburse Landlord for the amount of the deductible paid by Landlord in connection with such claim; provided however, that such reimbursement costs shall not exceed $250,000.00 per occurrence and shall be payable only upon the adjudication of negligence by a court of competent jurisdiction.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord shall use good faith efforts to notify Tenant within sixty (60) days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Building and/or Leased Premises and if the Lease is not terminated as hereinafter set forth, Landlord shall promptly restore and repair the Leased Premises; provided, however, Landlord’s obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in the case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty

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(30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph. Notwithstanding the provisions of this paragraph, if any such damage or destruction occurs within the last year of the term hereof and Landlord reasonably estimates that it will take more than one (1) month to repair such damage, then either party may, without regard to the aforesaid one hundred eighty (180) day period, terminate this Lease by written notice to the other party.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain and as a result of such acquisition the Leased Premises shall become impractical, in Tenant’s commercially reasonable discretion, for Tenant to use for the Permitted Use, , Tenant may terminate this Lease by giving written notice to Landlord on or before the date that actual possession thereof is so taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may make a separate claim for dislocation damages if such amount is not subtracted from Landlord’s award. Within thirty (30) days of receipt of such notice, Landlord shall notify Tenant of any notice received regarding a potential or actual exercise of eminent domain which affects the Building or common areas.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease. Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or denied (provided that it shall not be unreasonable for Landlord to withhold or deny its consent with respect to any proposed assignment or subletting to a third party that is already a tenant in the Building or the Park). Subject to Section 11.02 below, any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer that requires Landlord’s prior written consent. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease of the Leased Premises. Without in any way limiting Landlord’s right to refuse to consent to any assignment or subletting of this Lease, Landlord shall be deemed to have reasonably withheld its consent to a proposed assignment or sublease of the Leased Premises if in Landlord’s reasonable opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder; or (iv) the prospective assignee or subtenant is a current tenant of the Park. In the event that Tenant sublets the Leased Premises or any part thereof, or assigns this Lease, and at any time receives rent and/or other consideration which exceeds that which Tenant would at that time be obligated to pay to Landlord, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of such excess in such rent as such rent is received by Tenant and fifty percent (50%) of any other consideration received by Tenant from such assignee or subtenant. Tenant agrees to pay Landlord Five Hundred and No/100 Dollars ($500.00) upon demand by Landlord, to reimburse Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting (requiring consent) or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises.

Section 11.02. Permitted Transfer. Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (i) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant (“Tenant Affiliate”); (ii) assign all or any part of this Lease to any Tenant Affiliate or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets in property; or (iii) effectuate any public offering of Tenant’s stock on any stock exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (ii), the net worth after any such transaction is not less than the net worth of Tenant as of the date hereof and provided further that such successor entity assumes all of the obligations and liabilities of Tenant under this Lease (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose hereof “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity. Any such transfer shall not relieve Tenant of its obligations under this Lease.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. In the event of a sale or transfer of such interest (except a mortgage or other transfer as security for a debt), the “Landlord” named herein, or in the case of a subsequent transfer, the transferor shall, after the date of such transfer, be automatically released from all personal liability for the performance or observance of any term, condition, covenant or obligation required to be performed or observed by Landlord hereunder, and the transferee shall be deemed to have assumed all of such terms, conditions, covenants and obligations.

Section 12.02. Estoppel Certificate. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building.

Section 12.03. Subordination. This Lease is and shall be expressly subject and subordinate at all times to the lien of any present or future mortgage or deed of trust encumbering fee title to the Leased Premises. If any such mortgage or deed of trust be foreclosed, upon request of the mortgagee or beneficiary, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that subordination of this Lease to any present or future mortgage or trust deed shall be conditioned upon the mortgagee, beneficiary, or purchaser at foreclosure, as the case may be agreeing that Tenant’s occupancy of the Leased Premises and other rights under this Lease shall not be disturbed by reason of the foreclosure of such mortgage or trust deed, as the case may be, so long as Tenant is not in default under this Lease; and further provided that Tenant agrees upon request by any such mortgagee, beneficiary, or purchaser at foreclosure, as the case may be, to execute such non-disturbance, subordination and/or attornment instruments as may be reasonably required by such person to confirm such non-disturbance subordination and/or attornment.

Landlord warrants that as of the date of this Lease, there is no financing affecting the Building. If at any time after the date of this Lease, Landlord places financing on the Building, Landlord agrees that it shall use commercially reasonable efforts, upon written request by Tenant and at Tenant’s sole expense, to provide Tenant with a commercially reasonable non-disturbance, subordination and attornment agreement in favor of Tenant from any ground lessors, mortgage holders or lien holders then in existence, in a form reasonably satisfactory to Tenant and Tenant’s lender.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

(a) Tenant fails to pay any Monthly Rental Installment or Additional Rent required herein when it is due, and such failure shall continue for a period of five (5) days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than two (2) times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein within five (5) days of when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable law.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

(d) All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; or the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may terminate this Lease as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term in excess of the present value of any net amounts which Tenant establishes Landlord can reasonably expect to recover by reletting the Leased Premises for such period, taking into consideration the availability of acceptable tenants and other market conditions affecting leasing to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant’s Default (“Default Damages”), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (a) shall survive the termination of this Lease. In addition to the Default Damages, Landlord shall be entitled to any amounts or damages payable by Tenant to Landlord and accruing prior to the date of termination, which for all purposes shall include, but not be limited to, accrued rent and interest thereon, late charges and interest thereon the unamortized cost of Tenant’s improvements, broker’s fees and commissions, attorneys’ fees, any moving allowances and any other costs incurred by Landlord in connection with making or executing this Lease. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

(b) Landlord may, without terminating this Lease, terminate Tenant’s right to possession of the Leased Premises as of the date of Tenant’s Default, and re-enter the Leased Premises and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Thereafter, Landlord may, but shall not be obligated to, re-let all or any part of the Leased Premises as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period that would otherwise have constituted the balance of the Lease Term, together with all Default Damages. Neither the filing of a dispossessory proceeding nor an eviction of personalty in the Leased Premises shall be deemed to terminate the Lease.

(c) Landlord may, without judicial process enter upon the Leased Premises, by force if necessary, without having any civil or criminal liability therefor (including specifically any liability or duty under Section 93.002 of the Texas Property Code which is superseded by this Paragraph 13.02), and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant’s obligations under this Lease plus an administrative fee equal to ten percent (10%) of the amount of such reimbursement. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(d) Any repossession of or re-entering on the Leased Premises by Landlord under this Article shall be without liability or responsibility for damages to Tenant. No repossession of or re-entering upon the Leased Premises or any part thereof pursuant to this Lease or otherwise and no reletting of the Leased Premises or any part thereof pursuant to this Lease shall relieve Tenant or any guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. In the event of any such repossession of or re-entering upon the Leased Premises or any part thereof by reason of the occurrence of an event of Default, Tenant will continue to pay to Landlord Rent required to be paid by Tenant.

(e) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

(f) If Landlord repossesses the Leased Premises pursuant to the authority herein granted or provided at law or in equity, then Landlord shall have the right to remove and store all of the furniture, fixtures and equipment at the Leased Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any Landlord thereof or third party having a superior lien thereon. Landlord also shall have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of said instrument. The rights of Landlord herein stated shall be in addition to any and all other rights that Landlord has or may hereafter have at law or in equity; and Tenant stipulates and agrees that the rights herein granted Landlord are commercially reasonable.

(g) No agreement to accept a surrender of the Leased Premises and no act or omission by Landlord or Landlord’s agent during the term shall constitute an acceptance or surrender of the Leased Premises unless made in writing and signed by Landlord. No reentry or taking possession of the Leased Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.

(h) TENANT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, ANY DUTY ON THE PART OF LANDLORD TO RELET THE LEASED PREMISES OR OTHERWISE MITIGATE ANY LOSS OR DAMAGE ARISING FROM ANY DEFAULT OF TENANT.

Section 13.03. Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same within a reasonable time. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

As to Landlord’s maintenance and repair obligations hereunder, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice from Tenant within said 30-day period, Tenant may undertake all reasonable action to cure Landlord’s failure of performance. In the event of an emergency where the safety of Tenant’s employees is threatened or emergency measures are necessary to preserve Tenant’s property or the Leased Premises, Tenant shall be entitled to make any repairs which are necessary after having first given Landlord reasonable notice under the circumstances of the necessity for such repair. If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant’s contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant’s contractor shall be adequately insured and of good reputation. Landlord agrees to reimburse Tenant on demand for all reasonable, third party out-of-pocket expenses incurred by Tenant in connection therewith, provided that Tenant delivers to Landlord adequate bills or other supporting evidence substantiating said cost. If Landlord does not reimburse Tenant within thirty (30) days of receipt of an invoice therefor, Tenant may sue for injunctive relief but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder except pursuant to an order from a court of competent jurisdiction; provided however, that pending the outcome of such suit, Tenant may tender to the court rather than to Landlord rent payments thereafter coming due under this Lease up to the amount claimed by Tenant to be owed to Tenant from Landlord.

Section 13.04. Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith.

ARTICLE 14 - LANDLORD’S RIGHT TO RELOCATE TENANT

INTENTIONALLY OMITTED

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

Section 15.01. Definitions.

(a) “Environmental Laws” - All present or future federal, state and municipal laws, codes, orders, decrees, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises as well as the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity regulating, relating to, or imposing liabilities or standards of conduct concerning any hazardous, toxic, or dangerous waste, substance, material, gas, or petroleum product and having jurisdiction over the Leased Premises.

(b) “Hazardous Substances” - Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 15.02. Compliance. Each party, at its sole cost and expense, shall promptly comply with the Environmental Laws applicable to such party.

Section 15.03. Restrictions on Tenant. Tenant shall operate its business, and Tenant and Landlord shall maintain the Leased Premises in accordance with their respective interests in therein, in compliance with all applicable Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use, as defined in Section 1.01K hereof, in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws.

Section 15.04. Notices, Affidavits, Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Landlord shall immediately notify Tenant of its receipt of written notice from any source of any violation by Landlord, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises or of the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises which would cause a health or safety risk to Tenant’s employees at the Leased Premises. Landlord shall execute affidavits, representations and the like within five (5) days of Tenant’s request therefor concerning Landlord’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15.05. Landlord’s Rights. Landlord and its agents shall have the right, but not the duty, upon ten (10) days advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct commercially reasonable tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. Any such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Laws, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant’s business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss or damage to Tenant’s property or business caused thereby, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors and not otherwise waived by Tenant pursuant to the terms of Section 8.03 above.

Section 15.06. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

Section 15.07. Pre-Existing Conditions. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord or any party claiming by, through or under Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease (“Pre-existing Condition”) except to the extent Tenant exacerbates the same.

Section 15.08. Landlord’s Representations. Landlord represents and warrants that except for information contained in the Phase I Environmental Assessment Report dated November 2000 and prepared by Law Engineering and Environmental Services, Inc. Dallas, Texas (a copy of which has been provided to Tenant), Landlord, to Landlord’s knowledge without further inquiry, is unaware of any past or present environmental conditions affecting the Leased Premises. Landlord will indemnify, defend and save Tenant harmless from any and all actions, proceedings, claims, costs, including reasonable attorneys’ fees, expenses and losses of any kind pertaining to, concerning or derived in the event of a breach of the representations or obligations of Landlord hereunder. The covenants and obligations under this Article 15.08 shall survive the expiration or earlier termination of this Lease.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located, excluding any principles of conflicts of laws. Jurisdiction and venue of any action brought under or in connection with this Lease shall be in Dallas County, Texas and the parties hereby stipulate and consent to such jurisdiction.

Section 16.03. Guaranty. In consideration of Landlord’s leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a Guaranty of Lease executed by the guarantor(s) described in the Basic Lease Provisions, if any.

Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control and in a party’s performance hereunder due to act of God, adverse weather, fire, earthquake, flood, explosion, war, invasion, insurrection, riot, mob violence, sabotage, vandalism, failure of transportation, strikes, lockouts, litigation, condemnation, requisition, governmental restrictions including inability or delay in obtaining governmental consents, inspections or permits, laws or orders of governmental, civil, military or naval authorities, or any other cause, whether similar or dissimilar to the foregoing.

Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 16.06. Indemnification for Leasing Commissions. Tenant’s Broker and Landlord’s Broker (collectively, “Broker”) shall each be entitled to receive a commission in the amounts, and upon the terms and conditions, contained in a separate commission agreement between Landlord and such parties. Tenant warrants and represents to Landlord that, other than Broker, no other party is entitled, as a result of the actions of Tenant, to a commission or other fee resulting from the execution of this Lease; and in the event Tenant extends or renews this Lease, or expands the Leased Premises, and Tenant’s Broker is entitled to a commission under the above-referenced commission agreement, Tenant shall pay all commissions and fees payable to any party (other than Tenant’s Broker) engaged by Tenant to represent Tenant in connection therewith. Landlord warrants and represents to Tenant that, except as set forth above, no other party is entitled, as a result of the actions of Landlord, to a commission or other fee resulting from the execution of this Lease. Landlord and Tenant agree to indemnify and hold each other harmless from any loss, cost, damage or expense (including reasonable attorneys’ fees) incurred by the nonindemnifying party as a result of the untruth or incorrectness of the foregoing warranty and representation, or failure to comply with the provisions of this subparagraph. Tenant’s Broker is representing Tenant in connection with this Lease, and is not representing Landlord. Landlord’s Broker, or employees of Landlord or its affiliates, are representing Landlord and are not representing Tenant.

Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

Section 16.08. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.09. Financial Statements. So long as the financial information (including financial statements) of CellStar Corporation, the Guarantor of this Lease, is publicly available throughout the Lease Term (including any extensions or renewals thereof), Landlord will not require Tenant to provide Landlord with annual financial statements. Without limiting the foregoing, in the event that Guarantor’s financial information ceases to be publicly available at any time during the term of the Lease or any extension or renewal thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant’s fiscal year, a copy of Tenant’s most recent unaudited financial statements prepared as of the end of Tenant’s fiscal year. Such financial statements shall be signed by an officer of Tenant who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

Section 16.10. Signage. Landlord shall have the right to approve the placing of signs and the size and quality of the same, which approval shall not be unreasonably withheld. Tenant shall place no exterior signs on the Leased Premises without the prior written consent of Landlord. Any signs not in conformity with the Lease may be immediately removed by Landlord.

Section 16.11. Consent. Where the consent of a party is required, such consent will not be unreasonably withheld.

Section 16.12. Parking. No vehicle may be repaired or serviced in the parking area at the Building and any vehicle deemed abandoned by Landlord will be towed from the project and all costs therein shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants of the Building. There shall be no parking permitted on any of the streets or roadways located within the Park.

Section 16.13. Time. TIME IS OF THE ESSENCE OF EACH TERM AND PROVISION OF THIS LEASE.

Section 16.14. Representations and Warranties. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; (ii) such party is authorized to do business in the State where the Building is located; and (iii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

Section 16.15. Determination of Charges. Landlord and Tenant agree that each provision of the Lease for determining charges and amounts payable by Tenant (including provisions regarding Additional Rent) is commercially reasonable and, as to each such charge or amount, constitutes a statement of the amount of the charge or a method by which the charge is to be computed for purposes of Section 93.004 of the Texas Property Code, as enacted by House Bill 2186, 77th Legislature.

Section 16.16. ERISA.

(a) Tenant acknowledges that it has been advised that an affiliate of Landlord is a collective investment fund (the “Fund”) which holds the assets of one or more employee benefit plans or retirement arrangements which are subject to Title I the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “Plan”), and with respect to which Morgan Guaranty Trust Company of New York (“MGT”) is the Trustee and that, as a result, Landlord may be prohibited by law from engaging in certain transactions.

(b) Landlord hereby represents and warrants to Tenant that, as of the date hereof, the only Plans whose assets are invested in the Fund which, together with the interests of any other Plans maintained by the same employer or employee organization, represent a collective interest in the Fund in excess of ten percent (10%) of the total interests in the Fund (each, a “10% Plan”) are referenced on Schedule A (collectively, the “Existing 10% Plan”).

(c) Tenant represents and warrants that as of the date hereof, and at all times while it is a Tenant under this Lease, one of the following statements is, and will continue to be, true: (1) Tenant is not a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) (each a “Party in Interest”) with respect to the Existing 10% Plan or, (2) if Tenant is a Party in Interest, that:

(i)	neither Tenant nor its “affiliate” (as defined in Section V(c) of PTCE [Prohibited Transaction Class Exemption] 84-14, “Affiliate”) has, or during the immediately preceding one (1) year has, exercised the authority to either: (i) appoint or terminate MGT as the qualified professional asset manager (as defined in Section V(a) of PTCE 84-14, “QPAM”) of any of the assets of the Existing 10% Plan with respect to which Tenant or its Affiliate is a Party in Interest; or (ii) negotiate the terms of the management agreement with MGT, including renewals or modifications thereof, on behalf of the Existing 10% Plan; and

(ii)	Neither Tenant nor any entity controlling, or controlled by, Tenant owns a five percent (5%) or more interest (within the meaning of PTCE 84-14, “5% Interest”) in J.P. Morgan Chase & Co.

(d) In the event that Landlord or the Fund notifies Tenant in writing that a Plan other than the Existing 10% Plan may become a 10% Plan, Tenant will, within 10 days of such notification, inform the Fund in writing as to whether it can make the same representations which it made in subsection (c) of this Section 16.16 with respect to such prospective 10% Plan. Thereafter, if based on such representations made by Tenant such Plan becomes a 10% Plan, Tenant represents and warrants that, at all times during the period Tenant is a tenant under the Lease, one of the statements set forth in subsection (c) will be true with respect to such 10% Plan.

Section 16.17. Waiver of Landlord Liens. Landlord hereby waives any statutory or contractual liens for rent against Tenant’s inventory or other property or the inventory or other property of Tenant’s Affiliates, vendors, suppliers or customers located on the Leased Premises, including without limitation any right to obtain and enforce any judgment lien or any pre-judgment rights and remedies. Landlord further agrees to execute from time to time such agreements and waivers as may be reasonably requested by any lender or holder of any other lien against the property of Tenant or Tenant’s vendors, suppliers or customers.

Section 16.18. Quiet Enjoyment. Landlord agrees that if Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Leased Premises against any person lawfully claiming by, through or under Landlord.

Section 16.19. Contingency. Landlord and Tenant acknowledge that as of the date of this Lease, Trillium Industries, Inc. (“Trillium”) is currently occupying a portion of the Leased Premises consisting of approximately 114,105 square feet (the “Trillium Premises”) pursuant to that certain Lease Agreement dated February 29, 2000 between Landlord and Trillium. Landlord hereby represents that as of the date of this Lease, Landlord and Trillium have entered into a termination agreement covering the Trillium Premises, pursuant to which Trillium is required to vacate all portions of the Trillium Premises except for the office area consisting of approximately 12,000 square feet (the “Initial Surrender Space”) on December 28, 2003 (the “First Surrender Date”) and the remaining portion of the Trillium Premises (the “Office Space”) on December 28, 2003 (the “Second Surrender Date”).

Landlord shall provide Tenant with written confirmation (“Landlord’s Notice”) that the termination agreement with Trillium has been fully executed by Landlord and Trillium and that pursuant to the terms of such termination agreement, Trillium will have no further rights to the First Surrender Space as of the December 14, 2003 and no further rights to the Office Space as of December 21, 2003. Landlord’s Notice shall be signed by both Landlord and Trillium. Until such time as Tenant receives Landlord’s Notice, Tenant shall have the right to terminate this Lease by providing written notice to Landlord in accordance with the terms of this Lease. Upon delivery of Landlord’s Notice to Tenant in accordance with the terms of this Lease, Tenant’s right to terminate as set forth herein shall be deemed to be of no further force and effect.

Section 16.20. Option to Renew. Provided (i) Tenant has not been in default hereunder at any time during the Lease Term, (ii) the creditworthiness of Tenant is then acceptable to Landlord, and (iii) Tenant originally named herein or a Tenant Affiliate or Permitted Transferee remains in possession of the Leased Premises, and (iii) any combination of Tenant, a Tenant Affiliate or Permitted Transferee has been continuously operating in the entire Leased Premises for the term immediately preceding the Extension Term (defined below), Tenant shall have the option to extend the Term for one (1) period of five (5) years (the “Extension Term”). The Extension Term shall be upon the same terms and conditions contained in the Lease except (i) any improvement allowances, termination rights or other concessions applicable to the Leased Premises during the initial term of the Lease shall not apply to the Extension Term, and (ii) the Minimum Annual Rent for the Extension Term shall be adjusted as set forth hereinbelow (the “Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than Two Hundred Seventy (270) days prior to the expiration of the Lease Term, written notice of Tenant’s desire to extend the Lease Term (“Tenant’s Notice”). Unless Landlord otherwise agrees in writing, Tenant’s failure to timely exercise such option shall waive it. Landlord shall notify Tenant of the amount of the Rent Adjustment no later than thirty (30) days after receipt of Tenant’s Notice. Tenant shall have thirty (30) days following its receipt of Landlord’s notice to notify Landlord in writing that Tenant objects to the Rent Adjustment and therefore that Tenant retracts its option to extend the Lease Term, in which case the Lease Term shall expire on its scheduled expiration date and Tenant’s option to extend shall be void and of no further force and effect. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within said thirty (30) day period. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use by Landlord) reflecting the terms and conditions of the Extension Term.

The Minimum Annual Rent for the Extension Term shall be an amount equal to the then prevailing market rate for space in the vicinity of the Park and in the DFW North Airport submarket of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then for similar buildings in the vicinity, excluding free rent and other concessions; provided, however, that in no event shall the Minimum Annual Rent per square foot payable during the Extension Term be greater than Three and 58/100 Dollars ($3.58) per rentable square foot of the Leased Premises. The Monthly Rental Installment shall be an amount equal to one-twelfth (1/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

This option to renew is personal to the original Tenant named herein and shall automatically terminate and be of no further force and effect upon the occurrence of an assignment of the Lease or sublet of all or part of the Leased Premises, except to a Permitted Transferee.

Section 16.21. Additional Parking. Within one hundred twenty (120) days following the date of execution of this Lease by Landlord and Tenant and subject to events of Force Majeure, Landlord shall construct an additional parking area to accommodate approximately 71automobile parking spaces in the area crosshatched on the site plan attached hereto as Exhibit E.

Section 16.22. Emergency Generator.

(a) Tenant shall have the right, at its sole cost and expense and subject to the terms of this Lease, to install, operate and maintain an emergency generator (the “Generator”) outside of the Building, provided that (i) the design and precise location of the Generator is reasonably satisfactory to Landlord, and (ii) Tenant’s installation, operation and maintenance of the Generator is in accordance with all applicable federal, state and local laws and regulations, all protective covenants encumbering the Building, and this Lease. Tenant shall be solely responsible for obtaining any necessary permits and licenses required for the installation, operation and maintenance of the Generator. Prior to installation of the Generator, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord. In addition, prior to installation of the Generator, Tenant shall, at Tenant’s sole cost and expense, install screening surrounding the Generator. The size, location, design and manner of the installation of the screening surrounding the Generator shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall at all times keep the Generator and the surrounding area in a clean and orderly condition.

(b) Tenant agrees, within thirty (30) days after written notice from Landlord, to remove the Generator and screening surrounding same in the event any governmental entity or applicable law or regulation requires removal thereof or Tenant fails to materially comply with the terms stated herein. Such removal shall be in accordance with all of the terms and conditions set forth herein. Upon the expiration or earlier termination of the Lease Term, Tenant shall be responsible for all costs of removal of the Generator and the screening surrounding the Generator. Tenant shall also be responsible for all costs associated with restoring the Building and/or common areas to their original condition after such removal. If Tenant elects not to remove the Generator and screening surrounding same from the Building or common areas, upon expiration or earlier termination of the Lease, or after expiration of the thirty (30) day notice period provided herein, the Generator and screening surrounding same shall be deemed abandoned by Tenant and shall become the property of Landlord or Landlord may remove the same at Tenant’s expense. Any provision in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from and against any and all liability for any loss of or damage or injury to any person (including death resulting therefrom) or property connected with or arising from the Generator and screening surrounding same or the rights granted Tenant herein, unless due to the negligence of the Landlord, its employees, invitees, agents or contractors.

Section 16.23. Dumpster. Provided Tenant is not in default hereunder, and same complies with all laws, codes rules and regulations, Tenant shall have the right to install dumpsters at or near the outside dock doors to the Building, subject to Landlord’s prior written approval, including approval as to location, size and type, said approval not to be unreasonably withheld. The dumpster(s) shall be installed, maintained and repaired by Tenant at its sole cost and expense. Upon the expiration or earlier termination of this Lease, Tenant shall remove the dumpster and repair any damage caused by such removal at Tenant’s sole cost and expense. Tenant shall keep the area around the dumpster(s) clean and free of debris and Tenant shall not permit the presence of the dumpster, or Tenant’s use thereof, to constitute a nuisance or interfere with the rights of other tenants, if any.

Section 16.24. Satellite Dish.

(a) Provided Tenant is not in Default under the Lease, and provided further that Tenant complies with all zoning and other municipal and county rules and regulations, Tenant shall have the right, at its own cost and expense and subject to the terms of this Agreement, to install, operate and maintain on the roof of the Building for Tenant’s use only, a microwave satellite dish (“Dish”). Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Dish. Copies of such permits and licenses shall be provided to Landlord.

(b) The size, location, design and manner of installation of the Dish and all related wiring shall be designated and approved by Landlord or its agent. After obtaining written approval of Landlord, which approval shall not be unreasonably withheld, Tenant shall have reasonable access to the roof for installation and maintenance of the Dish and shall have the right to install all reasonable wiring related thereto. However, unless otherwise approved by Landlord in writing, in no event shall Tenant be permitted to penetrate the roof membrane in connection with the installation or maintenance of the Dish.

(c) Tenant represents and warrants that the installation and maintenance of the Dish will not cause any damage to the structural portions of the Building. Tenant shall be responsible for repairing any such damage to the Building.

(d) Tenant shall install, operate and maintain the Dish in accordance with all federal, state and local laws and regulations. Prior to installation of the Dish, Tenant shall, on behalf of the installer, provide Landlord with a certificate of insurance reasonably satisfactory to Landlord.

(e) Tenant reserves the right to discontinue its use of the Dish at any time prior to the termination of the Lease or any renewal or extension thereof for any reason whatsoever, provided that Tenant gives thirty (30) days prior written notice thereof to Landlord. Tenant shall be responsible for all costs of removal and for restoring the Building to its original condition after such removal. Notwithstanding the foregoing, at any time during the Lease Term if Tenant discontinues use of the Dish or upon the expiration of the Lease Term, Landlord reserves the right to demand by written notice to Tenant that Tenant remove the Dish within five (5) days from Tenant’s receipt of notice thereof. Such removal shall be in accordance with all of the terms and conditions set forth herein. If Tenant fails to remove the Dish from the Building, upon expiration or earlier termination of this Lease, or after expiration of the five (5) day notice period provided herein, the Dish shall be deemed abandoned by Tenant and shall become the property of the Landlord.

(f) Notwithstanding any other provision of this Lease, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs, expenses, and attorneys’ fees incurred by Landlord arising from any Dish related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof, except for that caused solely by the gross negligence of Landlord.

(g) If Tenant fails to comply with the terms and conditions stated herein, or if removal of the Dish is required by any governmental authority having jurisdiction thereof, this right to install, maintain and use such Dish may be terminated by Landlord upon ten (10) days prior written notice to Tenant specifying the reason for such termination.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

TEXAS DUGAN LIMITED PARTNERSHIP, a Delaware limited partnership

By:	DUGAN GENERAL PARTNER LLC, a Delaware limited liability company, its general partner

	By:	DUGAN TEXAS LLC, a Delaware limited liability company, its sole member

	By:	DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, its Manager

	By:	DUKE REALTY CORPORATION, an Indiana corporation, its General Partner

		By:	/s/ Jeffrey D. Turner
Jeffrey D. Turner
Senior Vice President

TENANT:

CELLSTAR LTD., a Texas limited partnership

By:	National Auto Center, Inc., its general partner

By:	/s/ Robert A. Kaiser
Name:	Robert A. Kaiser
Its:	President and COO

Attest:
Name:
Its:

[Corporate Seal]

SCHEDULE “A”

Existing 10% Plans Referenced in Section 16.16 ERISA Matters

NONE

EXHIBIT A

SITE PLAN OF LEASED PREMISES

EXHIBIT B

SCOPE OF WORK

EXHIBIT B-1

PRELIMINARY CONSTRUCTION SCHEDULE

EXHIBIT B-2

LANDLORD’S RULES OF CONDUCT

1).	Tenant Interior Finishes & Detailing: Tenant and tenants’ design and construction team shall so design and construct interior finish and interior finish connections to permit industry standard building movement. Entry lobby areas at building perimeter should have carpet as the flooring material for flexibility (in lieu of stone or other non-flexible material). Tenant finish walls that attached to exterior shell building walls shall utilize soft (caulk) joints at all connections as well as slotted clips at the connection of wall studs to shell building exterior walls to facilitate movement without damage to finishes. Where interior finishes are tangent to windows or storefront elements, soft (caulk) joints shall also be utilized between such material and window/storefront elements. Ceiling grids shall be independent between rooms located at the perimeter of the building and grids shall not pass over tenant finish walls at these locations. Any necessary repairs to the finishes in this area from building movement due to contractors’ lack of adherence to these standards shall be tenant finish contractors’ sole responsibility.

2).	Penetrations Through Building Roof, Wall or Floor Structure:

(a)	Contractor shall x-ray all areas where coring is to occur and provide a report documenting the results to the Landlord for review and written approval.

(b)	Tenant/Contractor shall submit all penetration, trenching, sawcut, and coring locations and details to the Landlord and obtain written approval from Landlord prior to commencing work.

(c)	Tenant/Contractor shall submit specifications and obtain written approval for all roof top equipment with regard to model, operation, size and location prior to commencing work. Work must be done in a manner which maintains any roof warranty in place. All rooftop items must be placed adjacent to a column no less than one bay in from the perimeter wall to limit line of site visibility of the rooftop items from ground level.

3).	Floor Loading: Contractor shall provide a report to Landlord for review and approval prior to commencement of work. The report shall be issued by a Structural Engineering Firm, approved by Landlord, and shall identify areas with heavy load requirements that exceed the building design and outline a specific scope of work to handle such requirements.

4).	Power Shut-offs: Tenant/Contractor shall notify the Landlord at least 72 hours before any taking down any building or tenant power. This work should preferably be performed after hours or on weekends if possible.

5).	Building and Monument Signage: Tenant shall submit to landlord drawings showing size, color, materials and location of any building or monument signage desired and obtain written approval from Landlord prior to installing signage of any type.

6)	Fire Panel / Monitoring: Tenant and tenant’s contractor shall utilize the shell building fire protection subcontractor/vendor for installation and all alterations to the fire protection and monitoring system associated with their tenant finish work to avoid affecting the base building warranty or system. Tenant shall pay for any required changes to the base building panel to render it in compliance with all requirements of the local municipality and fire marshal.

7)	Parking: Contractor employees shall park their personal or company service vehicles only in unmarked parking spaces located in either the parking garage (where applicable) or surface parking. Contractor shall have short term access to the loading dock area (where applicable) only for the purpose of loading and unloading equipment and supplies. At no time shall Contractor employees park vehicles in front of main entrances to buildings, fire lanes, lanes of traffic and other areas not specifically designed for vehicle parking. Deviation may result in vehicles being towed at the owner expense and liability.

8)	Entry To The Building: Contractor access to the facility will be required through the guard stations of each building or as specified by Landlord. After hours workers shall report to the building security desk (where applicable). Secure site when not working.

9)	Intentionally Omitted.

10)	Smoking: Smoking or the use of tobacco products are absolutely forbidden in any of the interior areas of the building. Smoking is permitted only in designated areas as specified by Landlord. Loading dock area only.

11)	HazCom: Flammable or hazardous materials must be clearly identified and empty containers removed from the site. Storage of such materials onsite is strictly forbidden unless approved in advance by Landlord. MSDS sheets shall be provided to Landlord for approval prior to the material being used at any location. MSDS sheets shall also be located adjacent the flammable or hazardous materials.

12)	Deliveries and Material Scheduling: The loading dock area of each building shall be utilized for all deliveries. The lobby entrances shall not be used for these deliveries. If the freight elevators are going to be used for an extended period of time then its use must be scheduled through Landlord 24 hours in advance.

13)	Intentionally Omitted.

14).	Work Schedules: The normal business hours are 07:00am—6:00pm Monday through Friday. After hours and weekend work must be scheduled through Landlord prior to the work commencing, unless the building is currently in vacant, shell condition. Fax two week look ahead schedule every two weeks to Duke-weeks @ 972-361-6700.

15)	Standards of Conduct: Any individual employee, Subcontractor or other agent of the Contractor will be dismissed from the property at any time Landlord so requests. The reasons may include, but are not limited to, use of foul language, loitering, improper dress/grooming or failure to fully comply with the building rules and regulations.

16)	Mechanical: Contractor shall install mechanical equipment and systems that are of the same manufacturer and model number as the existing equipment and systems. Notwithstanding the foregoing or any other provision of these Rules, in the event Tenant installs an emergency generator pursuant to the terms of the Lease, such generator may be from any manufacturer. Contractor shall be responsible for installing and maintaining temporary filter media over the main return air ducts, fan coil units, air handlers and fan powered boxes on the floors where work creating excessive dust is being performed. Upon completion of work, contractor shall remove temporary filter media and replace filter media serving all air distribution equipment affected by the work. . All rooftop items must be placed adjacent to a column no less than one bay in from the perimeter wall to limit line of site visibility of the rooftop items from ground level.

17)	Electrical: Contractor shall install electrical equipment and systems that are of the same manufacturer and model number as the existing equipment and systems. Contractor shall install only “hard” conduit in the electrical rooms and in the lease space to the “home run” j-box. Flexible MC cable may be used from the “home run” boxes to the equipment, fixture or device at lengths not to exceed:

Light Fixtures- 10 foot

Ceiling Mounted Equipment- 10 feet

Receptacles- 20 feet

18)	Plumbing: Contractor shall install plumbing equipment and systems that are of the same manufacturer and model number as the existing equipment and systems. Contractor shall utilize only the base building “future” water and drain connections. Contractor is not allowed to utilize other base building plumbing systems and equipment including, but not limited to, hot water heaters, core restroom plumbing systems and roof drains. Contractor shall insulate all water lines larger than 1/2 inch. All water and drain lines shall be self-supported. Support by the ceiling grid wires is not allowed. Water lines larger than 3/4 inch shall be sub-metered.

19)	Fire ,Life & Safety: Contractor shall install electrical equipment and systems that are of the same manufacturer and model number as the existing equipment and systems. Proper precautions shall be taken by the Contractor to ensure that smoke detectors are not set off from dust caused by construction or other work activities. Contractor shall notify Landlord 24hrs prior to work commencing on the fire sprinklers, fire alarms, other life safety systems or any construction type projects.

20)	Telecom: Contractor shall neatly install all voice, data and television cabling bundled together and properly labeled. Commingling with base building cabling is not allowed. Cables shall either be plenum rated or installed in conduit.

21)	Ceiling Work and Inspections: All wiring, duct work, plumbing, communications cabling or any other above ceiling material must be a minimum of twelve (12) inches above grid level. Ceiling grid wires are not to be used to suspend any above ceiling materials and any scrap or disconnected material is to be removed from the ceiling area.

22)	Disturbances: Any work or action that disturbs the occupants of the building, such as excessive noise, odor or service interruptions such as plumbing, electrical, mechanical, fire life and safety systems must be scheduled with Landlord prior to the commencement. Landlord reserves the right to order this type of work to be performed during non-business hours. Under no circumstances shall Contractor enter into any area during without first scheduling the activity through Landlord.

23)	Cameras: Cameras are not permitted in or on the premises without prior consent of Landlord and its Client. A camera pass must be obtained from the Landlord 24hrs in advance.

24)	Building Protection: It is the Contractor’s responsibility to protect all building doors, hardware, walls, floors, ceilings, equipment, systems, fixtures and base building physical structures. All building assets must be left in their original condition when leaving a work area. Damages caused by Contractor or any of its Subcontractors will be repaired or replaced at the Contractors sole cost and expense, regardless if negligence can be proven. Contractor will also be responsible for any labor or material costs incurred due to any failure to comply with the Rules and Regulations as specified herein.

25)	Permits : All Construction permits shall remain posted until completion of the construction project. Contractors performing work in any building shall comply with all local, state and national codes for safety issues, methods of construction and proper material usage.

26)	Hot Work: Welding performed on site shall be approved, in advance, by Landlord and performed after obtaining a “Hot Works” permit and utilizing the Factory Mutual Welding Procedures.

27)	Cleaning: Contractor shall, at all times, maintain a clean work area and be fully responsible for removal and disposal of all discarded equipment, supplies, materials, trash and other debris, on a daily basis, at Contractors sole cost and expense. Contractor shall provide and maintain required walk off mats and all other dust control equipment and services until completion of services. Contractor shall properly bag mini-blinds prior to commencement of work.

Upon completion of work, Contractor shall perform a final cleaning including, but not limited to: cleaning of all exterior windows associated with lease space, removal of all waste, discarded material and debris, cleaning of light fixtures and lenses, wiping down of doors, hardware and other interior finishes, unbagging and cleaning of mini-blinds then schedule a final “Walk Thru” with Landlord for final acceptance.

28)	Office Equipment: Contractor employees are forbidden from using telephones, fax machines , computers, printers, copy machines, etc. without the prior consent of Landlord. Contractor employees shall not enter an office, cubicle, conference room or other work area for the purpose of using such equipment for any purpose. If access to such equipment is approved by Landlord, Contractor employees shall use such equipment for business purposes only.

29)	Insurance: Certificates of Insurance for the Contractor and each Subcontractor showing proof of general liability, workers compensation and automobile coverage shall be delivered to the Landlord prior to commencement of work. The coverage limits must be equal to or greater than the coverage requirements as specified in the Lease Agreement.

30)	Work Schedule: Contractor shall provide Landlord with updated construction schedules on a weekly or more frequent basis. In addition, Contractor shall notify Landlord when construction meetings are to be held so that Landlord may attend.

31)	Approved Subcontractors: Contractor shall submit a proposed list of Subcontractors to Landlord for final approval. In addition, Contractor shall include their addresses, telephone numbers and contacts in case of emergency.

32)	Alterations/Additions: Any alterations to the base building, its equipment or systems will not be allowed unless approved in writing by Landlord in advance. Contractor shall provide the required drawings, specifications and submittal information to the Landlord for review and consideration.

Landlord shall have a minimum of five (5) working days to respond. Landlord also has the right to require changes to the provided documents to ensure consistency, quality and so that the best interest of the building is maintained.

33)	Changes: The Landlord reserves the right to alter and change any and all of the Building Rules and Regulations at any time.

34)	Plans/Warranties/CO’s: Contractor shall provide Landlord with a complete and up-to-date set of As-Built drawings, specifications, submittals, O&M manuals, list of subcontractors, city and state inspection reports, final lien waivers, final certificates of occupancy and equipment/systems warranty information within 30 days following the completion of the work.

35)	Training: Contractor shall conduct, at Contractors sole cost and expense, all required training to operate and maintain the installed equipment and systems.

36)	Emergencies: In case of emergency, call 911 then contact the Landlord at 972-361-6700.

EXHIBIT C

LETTER OF UNDERSTANDING

Texas Dugan Limited Partnership

c/o Duke Realty Corporation

Attention: PM NAME

Address

City, State Zip

RE:	Lease between Texas Dugan Limited Partnership (“Landlord”) and «CompName» (“Tenant”) for the Leased Premises located at «Address1», «Address2», «City», «State», «Zip» (the “Leased Premises”), dated Lease Start Date (the “Lease”)

Dear «Prefix» «FirstName» «LastName»:

The undersigned, on behalf of the Tenant, certifies to the Landlord as follows:

1.	The Commencement Date under the Lease is «CommenceDt».

2.	The Rent Commencement Date is «RentCommenceDt».

3.	The Expiration Date of the Lease is «LeaseEndDt».

4.	The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Leased Premises and is in full force and effect.

5.	The Landlord has completed the improvements designated as Landlord’s obligation under the Lease, if any, and Tenant has accepted the Leased Premises as of the Commencement Date.

6.	To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

IN WITNESS WHEREOF, the undersigned has caused this Letter of Understanding to be executed this      day of                     , 200    .

By:

Printed Name:

Title:

EXHIBIT D

Attached to and made a part of Lease dated                              200    , between Texas Dugan Limited Partnership, as Landlord, and Cellstar Ltd., a Texas limited partnership, as Tenant

ADDITIONAL SURRENDER CONDITIONS

Prior to vacating the Leased Premises, it must be left in the same condition as the Leased Premises were in on the Commencement Date (together with any repairs made by Landlord or the prior tenant in the Leased Premises thereafter), with all systems in good working order. The items that will be inspected by Landlord are listed below, but are not limited to the following:

1.	Service and repair all heating and air conditioning equipment, exhaust fans and hot water heater. Provide Landlord’s office with a copy of the inspection and service report provided by the mechanical contractor.

2.	All lights in the office and warehouse must be working. Relamp and/or reballast the fixtures as necessary.

3.	Overhead doors must be serviced and repaired.

4.	All exterior metal doors, including hardware should be serviced or replaced as necessary.

5.	Repair all damaged sheetrock in the office area and in the warehouse along the demising walls.

6.	Office and warehouse floors should be left in good, clean condition.

7.	Fire sprinkler system (if available) must have a current year inspection.

8.	Any exterior signage must be removed; repair and repaint the facia as necessary.

If the Tenant elects not to do any of the above, please note that the Landlord will have the necessary repairs made and deduct the expenses from the Security Deposit.

EXHIBIT E

PARKING AREA

EXHIBIT F

FORM OF UNCONDITIONAL GUARANTY OF LEASE

THIS UNCONDITIONAL GUARANTY OF LEASE (this “Unconditional Guaranty”) is entered into as of the      day of                     , 2003, by the undersigned, CELLSTAR CORPORATION, a Delaware corporation (“Guarantor”).

R E C I T A L S

WHEREAS, CELLSTAR LTD., a Texas limited partnership (“Tenant”) desires to enter into a certain Industrial Lease Agreement with TEXAS DUGAN LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), for certain space described therein and more commonly known as 601 S. Royal, Coppell, Texas 75019 (the “Lease”); and

WHEREAS, Landlord is willing to enter into the Lease only if it receives a guaranty of obligations thereunder from the undersigned upon the terms and conditions set forth below; and

WHEREAS, in order to induce Landlord to enter into the Lease, Guarantor is willing and agrees to enter into this Unconditional Guaranty upon the following terms and conditions; and

WHEREAS, Guarantor is an indirect shareholder of Tenant and will be benefited by the Lease;

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

1. Guarantor hereby becomes surety for and unconditionally guarantees (i) the prompt payment of all rents, additional rents and other sums to be paid by Tenant under the terms of the Lease; and (ii) the performance by Tenant of the covenants, conditions and terms of the Lease (such payment and performance to be referred to collectively as “Obligations”). In the event Tenant defaults in the performance of the Obligations during the term of the Lease, Guarantor hereby promises and agrees to pay to Landlord all rents and any arrearages thereof and any other amounts that may be or become due and to fully satisfy all conditions and covenants of the Lease to be kept and performed by Tenant.

2. As conditions of liability pursuant to this Unconditional Guaranty, Guarantor hereby unconditionally waives (a) any notice of default by Tenant in the payment of rent or any other amount or any other term, covenant or condition of the Lease; (b) any requirement that Landlord exercise or exhaust its rights and remedies against Tenant or against any person, firm or corporation prior to enforcing its rights against Guarantor, and (c) any and all rights of reimbursement, indemnity, subrogation or otherwise which, upon payment under this Unconditional Guaranty, Guarantor may have against Tenant.

3. Landlord may, without notice to Guarantor, and Guarantor hereby consents thereto, (a) modify or otherwise change or alter the terms and conditions of the Lease; and (b) waive any of its rights under the Lease or forbear to take steps to enforce the payment of rent or any other term or condition of the Lease against Tenant.

4. Guarantor hereby agrees, upon the request of Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying, if this be the fact, that this Unconditional Guaranty of the referenced Lease is unmodified, in full force and effect, and there are no defenses or offsets thereto; certifying that the referenced Lease is unmodified, in full force and effect, and there are no defenses or offsets to such Lease (or if modified, that the Lease is in full force and effect as modified and that this Unconditional Guaranty extends to and fully covers such Lease, as modified); and certifying the dates to which Minimum Annual Rent, Annual Rental Adjustment, if any, and any other additional rentals have been paid.

5. In the event Tenant fails during the term of this Lease to pay any rent, additional rent or other payments when due or fails to comply with any other term, covenant or condition of the Lease, Guarantor, upon demand of Landlord, shall make such payments and perform such covenants as if they constituted the direct and primary obligations of Guarantor; and such obligations of Guarantor shall be due with reasonable attorneys’ fees and all costs of litigation and without deduction or offset.

6. The rights and obligations created by this Unconditional Guaranty shall inure to the benefit of and be binding upon the successors, assigns and legal representatives of Guarantor and Landlord.

7. Anything herein or in the Lease to the contrary notwithstanding, Guarantor hereby acknowledges and agrees that any security deposit or other credit in favor of the Tenant may be applied to cure any Tenant default or offset any damages incurred by Landlord under the Lease, as Landlord determines in its sole and absolute discretion, and Landlord shall not be obligated to apply any such deposit or credit to any such default or damages before bringing any action or pursuing any remedy available to Landlord against Guarantor. Guarantor further acknowledges that its liability under this Unconditional Guaranty shall not be affected in any manner by such deposit or credit, or Landlord’s application thereof.

IN WITNESS WHEREOF, Guarantor has executed this Unconditional Guaranty as of the date set forth above.

“GUARANTOR”

CELLSTAR CORPORATION, a Delaware corporation

By:
Name:
Its:

Attest:
Name:
Its:

[Corporate Seal]

Notice Address:	1730 Briercroft Ct.
Carrollton, TX 75006

FEIN: 75-2479727

STATE OF______________	)
)SS:
COUNTY OF_____________	)

Before me, a Notary Public in and for said County and State, personally appeared             , by me known to be the             of Guarantor, a(n)             , who acknowledged the execution of the foregoing on his own behalf.

WITNESS my hand and Notarial Seal this      day of                     , 200    .

Notary Public

(Printed)

My County of Residence:______________________

My Commission Expires:_______________________